SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report	March 26, 2004
(Date of earliest event reported)	(March 25, 2004)

     HEARTLAND FINANCIAL, USA, INC.
      (Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Item 5. Other Information

On March 25, 2004, Heartland Financial USA, Inc., a Delaware corporation ("Heartland"), signed a definitive agreement to acquire, through its Dubuque Bank & Trust Company (DB&T) subsidiary bank, the Wealth Management Group of Colonial Trust Company, a publicly held Arizona trust company based in Phoenix.

A copy of a Press Release, dated March 25, 2004, issued by Heartland and the Wealth Management Group of Colonial Trust Company relating to the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    None.

(b)  PRO FORMA FINANCIAL INFORMATION.

    None.

(c)  EXHIBITS

      99.1   Press release dated March 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Date: March 26, 2004	By:	/s/ John K. Schmidt

Executive Vice President and Chief Financial Officer